UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2017

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 8, 2017, and in accordance with the Listing Rules of The NASDAQ Stock Market LLC (“NASDAQ”), Cumulus Media Inc. (the “Company”) filed an appeal of the September 1, 2017 notification (the “Notice”) the Company received from the Listing Qualifications Department of NASDAQ relating to the Company’s previously disclosed failure to comply with the minimum stockholders’ equity requirement contained in NASDAQ Listing Rule 5550(b)(1) (the “Rule”).
Had the Company not filed the appeal, the Notice provided that trading in the Company’s Class A common stock on NASDAQ would have been suspended on September 11, 2017, and the Class A common stock would have thereafter been removed from listing on NASDAQ. In accordance with the NASDAQ Listing Rules, the Company’s Class A common stock will continue to trade on the Nasdaq Capital Market while the appeal is pending. There can be no assurance that the Company will be successful in its appeal and that the NASDAQ hearing panel will grant the Company’s request for an extension of time to regain compliance with the Rule. If the Company is unsuccessful in its appeal, or it is not able to regain compliance with the Rule within any extension of time granted by the NASDAQ hearing panel, the Company expects that trading in its Class A common stock on the NASDAQ Capital Market would thereafter be suspended and the stock would be removed from listing on NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning
Name: Richard S. Denning
Title: Senior Vice President, Secretary and General Counsel
Date: September 8, 2017